UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report  –  July 31, 2007
(Date of earliest event reported)

BEMIS COMPANY, INC.

(Exact name of Registrant as specified in its charter)

Commission File Number 1-5277

Missouri	43-0178130
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

One Neenah Center, 4th Floor, P.O. Box 669, Neenah, Wisconsin  54956-0669
 (Address of principal executive offices)

Registrant’s telephone number, including area code: (920) 727-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  OTHER EVENTS

On July 31, 2007, Bemis Company, Inc. issued a press release announcing its entry into an accelerated share repurchase agreement with Goldman, Sachs & Co. for the repurchase of four million shares of Bemis Company, Inc. common stock.  A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K.

On August 3, 2007, Bemis Company, Inc. issued a press release announcing the initial purchase price for the repurchase of four million shares of Bemis Company, Inc. common stock under the previously announced accelerated share repurchase agreement with Goldman, Sachs & Co.  A copy of the press release is attached as Exhibit 99.2 to this current report on Form 8-K.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

The July 31, 2007, Bemis Company, Inc. press release announcing the accelerated share repurchase agreement, is furnished as Exhibit 99.1 to this report.

The August 3, 2007, Bemis Company, Inc. press release announcing the completion of the accelerated share repurchase agreement and the initial purchase price, is furnished as Exhibit 99.2 to this report.

SIGNATURES

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BEMIS COMPANY, INC.

By	/s/ Gene C. Wulf	By	/s/ Stanley A. Jaffy
	Gene C. Wulf, Senior Vice President and Chief Financial Officer		Stanley A. Jaffy, Vice President and Controller

Date August 3, 2007			Date August 3, 2007